Exhibit 99.2
ELLINGTON RESIDENTIAL MORTGAGE REIT ANNOUNCES
APPOINTMENT OF C.C. MELVIN IKE TO BOARD OF TRUSTEES
OLD GREENWICH, CONNECTICUT, February 16, 2021—Ellington Residential Mortgage REIT (NYSE: EARN) (the "Company") today announced the appointment of C. C. Melvin "Mel" Ike to its Board of Trustees (the "Board"), effective immediately. Mr. Ike replaces Menes O. Chee, a member of the Board since May 2013, who is resigning in conjunction with Mr. Ike's appointment.
"We are excited to have Melvin Ike join our Board as a Trustee. Mel's experience as a senior member of the Tactical Opportunities Group at Blackstone should make for a seamless transition. We would like to thank Menes for his service as Blackstone's representative on the Board for the past seven years, and wish him well in his new role as the head of Blackstone's Tactical Opportunities business in Asia," said Laurence Penn, Chief Executive Officer of EARN.
Mr. Ike added, "I am excited to be named as a Trustee of EARN, and look forward to partnering with the Board and management team to continue delivering excellent returns for shareholders."
Mr. Ike is a Principal in the Tactical Opportunities Group at Blackstone, which is Blackstone's global opportunistic investment platform. He focuses primarily on collaborative engagements and partnerships with public companies, private equity, and growth equity in a variety of industries. Before joining Blackstone in 2019, Mr. Ike was a Principal at Third Point LLC from 2015 to 2019, where he focused on special situations and activist investments across several industries. Prior to Third Point, he was an investment professional in the private equity group at TPG Capital and an investment banker in the Restructuring Group at Lazard.
Mr. Ike received a B.S. in Biomedical Engineering with a Cellular and Bio-molecular concentration from the University of Texas, where he was a student-athlete. He also earned a JD, cum laude, from Harvard Law School where he earned numerous Dean’s Scholar Prizes, and an MBA with High Distinction from Harvard Business School, where he graduated as a George F. Baker Scholar, was the winner of the John L. Loeb Prize, graduated with the highest academic standing in his class, and was the highest ranked student in the Finance Department.
Mel currently serves on the Board of Directors of Aqua Finance, the Marshall Project, the Harvard Law School Association of New York, and Youth INC.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. For example, our results can fluctuate from month to month and quarter to quarter depending on a variety of factors, some of which are beyond our control and/or difficult to predict, including, without limitation, changes in interest rates, changes in default rates and prepayment speeds, and other changes in market and economic conditions, including changes resulting from the economic effects related to the COVID-19 pandemic, and associated responses to the pandemic. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A to the Company's Annual Report on Form 10-K filed on March 12, 2020 and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q filed on May 11, 2020, which can be accessed through the link to our SEC filings under "For Our Shareholders" on our website (www.earnreit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ellington Residential Mortgage REIT
Ellington Residential Mortgage REIT is a mortgage real estate investment trust that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets, with a primary focus on residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise. Ellington Residential Mortgage REIT is externally managed and advised by Ellington Residential Mortgage Management LLC, an affiliate of Ellington Management Group, L.L.C.